Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of this 3rd day of August, 2026 by and among (i) THE BEACHBODY COMPANY, INC., a Delaware corporation (“Parent”), (ii) BEACHBODY, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Parent (the “Administrative Borrower”, and together with Parent, each direct and indirect Subsidiary of the Administrative Borrower listed as a Borrower on the signature pages hereto, and any additional Person joined as a borrower, each individually, a “Borrower”, and jointly and severally, collectively, “Borrowers”), (iii) each Guarantor, (iv) each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and (v) TIGER FINANCE, LLC, as administrative agent and collateral agent under the Loan Documents (together with any successors and assigns in such capacities, “Agent”).

W I T N E S E T H:

WHEREAS, Borrowers, Agent, and Lenders are parties to that certain Credit Agreement, dated as of May 13, 2025 (as amended, modified, supplemented or restated and in effect from time to time prior to the date hereof, collectively the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Existing Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.
Definitions. All capitalized undefined terms used in this Amendment shall have the meanings as set forth in the Amended Credit Agreement.
2.
Obligations Outstanding. Borrowers hereby acknowledge and agree that, in accordance with the terms and conditions of the Amended Credit Agreement and the other Loan Documents, Borrowers are liable to Agent and Lenders for all of the Obligations, including, without limitation, (a) for all principal and accrued interest owed under the Amended Credit Agreement and the other Loan Documents, whether now due or hereafter accruing; and (b) for all fees, charges, and costs (including attorneys’ fees and expenses) heretofore or hereafter incurred by Agent in connection with the protection, preservation, and enforcement by Agent of its rights and remedies under the Amended Credit Agreement and the other Loan Documents, including, without limitation, the negotiation and preparation of this Amendment, and any of the other documents, instruments or agreements executed in connection therewith. Borrowers further acknowledge and agree that as of the close of business on July 31, 2026, the aggregate principal balance of Obligations outstanding under the Amended Credit Agreement totaled not less than $24,645,834.00 and that Borrowers are unconditionally liable to Agent and Lenders for payment of the foregoing aggregate amount, at a minimum.
3.
Amendments to the Existing Credit Agreement. Subject to the satisfaction of each of the conditions set forth in Section 4 below and in reliance on the representations and warranties set forth in Section 5 below, the Existing Credit Agreement is hereby amended as follows:
(a)
The following definitions appearing in Section 1.1 (Defined Terms) of the Existing Credit Agreement are hereby amended and restated in their entirety to read as follows:

““Applicable Margin” means 9.00%.”

““Business Plan” means, with respect to any fiscal year of the Loan Parties, (i) a detailed forecast prepared by management of the Loan Parties for such fiscal year, which shall include (without limitation) a consolidated income statement, balance sheet, and statement of cash flows, by month, each (other than the statement of cash flows) prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices, and (ii) updated Forecasted Total Billings and updated Forecasted Digital Subscriptions for purposes of the covenants set forth in Section 9.2 and Section 9.3. For the avoidance of doubt, the Business Plan (i) in effect (x) as of the Closing Date for the fiscal year of Borrowers ending December 31, 2025 and (y) for the fiscal year of Borrowers ending December 31, 2026, was the Business Plan applicable to such fiscal years of Borrowers delivered by the Administrative Borrower to Agent and accepted by Agent on or prior to the Closing Date, (ii) in effect as of the Amendment No. 2 Effective Date for the time period through and including December 31, 2027 is the Business Plan applicable to such time period of the Borrowers in the plan attached to that certain email dated July 23, 2026 from the Borrowers to Agent, and (iii) in effect for the fiscal year of Borrowers ending December 31, 2028, shall include updated Forecasted Total Billings and updated Forecasted Digital Subscriptions to be mutually agreed.”

““Cash Threshold” means (i) the cash balance in all bank and investment accounts identified on Schedule 7.10(a) hereof, plus (ii) cash in-transit from all Credit Card Processors identified on Schedule 7.10(b) hereof.”

““Covenant Testing Period” means the period (a) commencing on the date that the Cash Threshold is less than $22,500,000, and (b) ending on the first day thereafter on which the Cash Threshold is equal to or greater than $22,500,000 for sixty (60) consecutive days.”

““Fee Letter” means the letter agreement, dated as of the Amendment No. 2 Effective Date, among Borrowers and Agent.”

““Monthly Digital Subscriptions Target” means, with respect to Net Digital Subscriptions, an amount equal to: (a) from and after the Amendment No. 2 Effective Date through and including December 31, 2026, 650,000, and (b) at all times thereafter, 550,000.”

““Three Month Total Billings Target” means the requirement, as of the last day of each month (commencing with the month ending July 31, 2026), that each of the categories of Total Billings set forth in clauses (a) and (b) of the definition thereof of Borrowers for the applicable Measurement Period be not less than 92.5% of Forecasted Total Billings for each such category for such Measurement Period. As used in this definition, “Measurement Period” means (a) for the month ending July 31, 2026, the one (1) month period then ending, (b) for the month ending August 31, 2026, the two (2) month period then ending, and (c) for the month ending September 30, 2026 and each month thereafter, the three (3) month period then ending. For the avoidance of doubt, a Three Month Total Billings Target (i) shall be tested on a rolling basis in accordance with the applicable Measurement Period and (ii) shall be tested by reference to the Total Billings data delivered as part of the monthly reporting package for each month.”

““Total Billings” means, collectively, total billings in Dollars across each of (a) the nutrition channels (i.e., network nutrition, paid media nutrition, Amazon, affiliates nutrition and retail), (b) the digital channels (i.e., network digital, paid media digital, and affiliates digital), and (c) all other channels (if any) of the Loan Parties, as such categories are set forth in the Business Plan.”

(b)
Section 1.1 (Defined Terms) of the Existing Credit Agreement is hereby amended to add the following defined term in appropriate alphabetical order:

““Amendment No. 2 Effective Date” means August 3, 2026.”

(c)
The definition of “Permitted Intercompany Investments” appearing in Section 1.1 (Defined Terms) of the Existing Credit Agreement is hereby amended by replacing “$15,000,000” appearing therein with “$18,000,000”.
(d)
Clause (r) of the definition of “Permitted Investments” appearing in Section 1.1 (Defined Terms) of the Existing Credit Agreement is hereby amended by replacing “$15,000,000” appearing therein with “$18,000,000”.
(e)
The definition of “Billings Fixed Charge Coverage Ratio” appearing in Section 1.1 (Defined Terms) of the Existing Credit Agreement is hereby deleted in its entirety.
(f)
Clause (a) of Section 5.3 (Repayments) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The principal amount of the Term Loans shall be paid to Agent in consecutive monthly installments, the first of which shall be due on September 1, 2026, and continuing on the first day of each month thereafter, in the amount of $225,000 per month. The remaining unpaid principal balance of the Term Loans, if not sooner paid, shall be due and payable in full on the Maturity Date.”

(g)
Section 7.10(a) (Cash Management; Collection of Proceeds) of the Existing Credit Agreement is hereby amended by adding the following new sentence immediately following the last sentence thereof:

“Notwithstanding the foregoing, at any time the sum of (i) the cash balance in all bank and investment accounts identified on Schedule 7.10(a) hereof, plus (ii) cash in-transit from all Credit Card Processors identified on Schedule 7.10(b) hereof is less than $25,000,000, Borrowers shall immediately transfer all funds held in the securities accounts identified in Schedule 7.10(a)(B) to a deposit account that is subject to a Control Agreement.”

(h)
Section 9.1 (Minimum Liquidity) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“9.1 Minimum Liquidity. Loan Parties shall maintain Liquidity of at least $18,000,000 at all times; provided, that, notwithstanding the foregoing, if, as a result of unanticipated circumstances beyond the Loan Parties’ control, Liquidity is less than $18,000,000, such circumstance shall not constitute a breach of this Section 9.1 so long as (i) Liquidity is at least $17,000,000 and (ii) Liquidity does not remain less than $18,000,000 for more than three (3) consecutive Business Days; provided further, that, during a Cure Period (as defined in Section 9.4), Loan Parties shall maintain Liquidity of at least 110% of the requirements set forth in this Section 9.1; provided further, that, the minimum Liquidity requirement set forth in this Section 9.1 (and the corresponding thresholds set forth herein) shall be reduced by 10.80% per annum, commencing on March 1, 2027, with such reduction applied in equal monthly installments on the first Business Day of each calendar month thereafter; provided, that, in no event shall the minimum Liquidity requirement be reduced below $16,000,000.”

(i)
Section 9.5 (Minimum Billings Fixed Charge Coverage Ratio) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“9.5 [Reserved.]”

(j)
Section 10.1(g) (Events of Default) of the Existing Credit Agreement is hereby amended by replacing “$15,000,000” appearing therein with “$18,000,000”.
4.
Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of Agent:
(a)
Agent shall have received counterparts of this Amendment duly executed and delivered by each of the parties hereto.
(b)
Agent shall have received a second amended and restated Fee Letter in form and substance satisfactory to Agent
(c)
Agent shall have received a solvency certificate signed by a Responsible Officer of Borrowers in form and substance satisfactory to Agent.
(d)
Borrowers shall have provided evidence to Agent that, as of the Amendment No. 2 Effective Date, (i) the cash balance in all bank and investment accounts identified on Schedule 7.10(a) of the Credit Agreement, plus (ii) cash in-transit from all Credit Card Processors identified on Schedule 7.10(b) of the Credit Agreement is equal to or greater than $31,500,000.
(e)
Agent shall have received, with respect to the Loan Parties’ 2026 and 2027 fiscal years, month-by-month projections, liquidity model, subscriber projections and marketing data, each of which shall be in form and substance satisfactory to Agent.
(f)
Agent shall have received a certificate, in form and substance reasonably satisfactory to Agent, signed by a Responsible Officer of Borrowers certifying there have been no changes to: (i) the Articles/Certificate of Incorporation and Bylaws (or other similar constituting documents) of Borrowers, and (ii) the incumbency certificates evidencing the identity, authority and capacity of each officer or agent of Borrowers authorized to execute and deliver this Amendment and the other Loan Documents to which Borrowers are party to and any other legal matters relating to Borrowers, the Loan Documents or the transactions contemplated thereby.
(g)
Borrowers shall have paid to Agent all expenses set forth in Section 7 below, including the Amendment No. 2 Fee (as defined in the Fee Letter); provided that legal fees may be paid within one (1) Business Day of the Amendment No. 2 Effective Date.
5.
Representations, Warranties, Covenants and Agreements of Borrowers. To induce Agent and Lenders to enter into this Amendment, Borrowers hereby represent, warrant, covenant and agree to and with Agent and Lenders:

(a)
this Amendment has been duly authorized and executed by, and constitutes legal, valid and binding agreements and obligations of Borrowers, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and by general equitable principles;
(b)
the execution, delivery and performance by Borrowers of this Amendment does not violate any provision of any law or regulation, or contravene any provision of Borrowers’ organizational documents or result in any breach of or default in any material respect under any contract, obligation, indenture or other instrument to which any Borrower is a party or by which any Borrower of its assets may be bound;
(c)
each Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified or licensed to do business and are in good standing in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could reasonably be expected to cause a Material Adverse Effect;
(d)
the Organizational Documents (including, without limitation, any authorizing resolutions) delivered to Agent on the Closing Date and on the date on which the Canadian Guarantors were joined to the Credit Agreement (the “Canadian Joinder Date”) pursuant to (i) that certain Omnibus Secretary’s Certificate dated as of the Closing Date, (ii) that certain Officer’s Certificate of Team Beachbody Canada Ltd. and Team Beachbody Canada Limited Partnership dated as of the Canadian Joinder Date, and (iii) that certain Officer’s Certificate of OpenFit Canada, Inc. dated as of the Canadian Joinder Date (collectively, the “Closing Certificates”) have not been amended, restated, supplemented, rescinded or otherwise modified since the Closing Date or Canadian Joinder Date, as applicable, and such organizational documents remain in full force and effect as of the date hereof, and the persons named in the Closing Certificates as duly qualified and acting officers of Loan Parties remain so qualified and acting and holding the same offices set forth therein;
(e)
each Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law. no consents, licenses or approvals are required in connection with the execution, delivery and performance by each Borrower and the validity against each Borrower of this Amendment;
(f)
that, after giving effect to the amendments set forth herein, each of the representations and warranties set forth in the Amended Credit Agreement (including all Schedules) are true and correct in all material respects (or in all respects to the extent already qualified by materiality) with the same effect as if made on and as of the date of the date hereof (other than representations and warranties that relate solely to an earlier date, which shall be true and correct in all material respects (or in all respects to the extent already qualified by materiality) on and as of such earlier date);
(g)
that the Obligations include, without limitation, those arising under the Amended Credit Agreement, and any future modifications, amendments, substitutions or renewals thereof;

(h)
that, after giving effect to the waiver set forth herein, no Default or Event of Default exists; and
(i)
Borrowers have consulted with independent legal counsel of Borrowers’ selection in connection with this Amendment, and Borrowers are not relying on any representations or warranties of Agent or Lenders or their counsel in entering into this Amendment.
6.
Ratification of Loan Documents. Except as specifically amended by this Amendment, all of the terms and conditions of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect. Borrowers hereby ratify, confirm and reaffirm, all and singular, each of the terms and conditions of the Existing Credit Agreement and the other Loan Documents, and each of the warranties and representations made by Borrowers in the Existing Credit Agreement and the other Loan Documents.
7.
[Reserved].
8.
Expenses. Borrowers will reimburse, to the extent required by Section 7.11 of the Amended Credit Agreement, Agent for all expenses, costs and charges due and payable pursuant to the Amended Credit Agreement, including, without limitation, the legal fees, in connection with or relating to this Amendment.
9.
Breach. The breach of any agreement, covenant, warranty, representation or certification of Borrowers under this Amendment and/or the failure of Borrowers to perform their obligations under this Amendment shall constitute an Event of Default under the Amended Credit Agreement.
10.
Limited Amendment. Except as may have been specifically amended hereby, the terms and conditions of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified and affirmed in all respects. This Amendment shall not be deemed a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Existing Credit Agreement or any other Loan Document, except as expressly set forth herein.
11.
Governing Law. The validity, interpretation and enforcement of this Amendment and the other Loan Documents (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
12.
Entire Agreement. This Amendment embodies the entire understanding of the parties with respect to the subject matter thereof and supersedes all prior understandings regarding the same subject matter. This Amendment constitutes a Loan Document under the Amended Credit Agreement.
13.
Release of Claims. In consideration of Agent’s and Lenders’ agreements contained in this Amendment, each Borrower hereby irrevocably releases and forever discharges Agent and each Lender and its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which each Borrower ever had or now has against Agent or any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender, or any other Released Person relating to the Amended Credit Agreement or any other Loan

Document on or prior to the date hereof, except with respect to claims, suits, actions, investigations, proceedings or demands arising under this Amendment.
14.
Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.
15.
Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of a signature page of this Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of such agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWERS:

THE BEACHBODY COMPANY, INC.

By: /s/ Carl Daikeler

Name: Cart Daikeler

Title: Chief Executive Officer

BEACHBODY, LLC

By: /s/ Carl Daikeler

Name: Cart Daikeler

Title: Chief Executive Officer

Team Beachbody Canada, LLC

By: /s/ Carl Daikeler

Name: Cart Daikeler

Title: Chief Executive Officer

Beachbody INTERNATIONAL, LLC

By: /s/ Carl Daikeler

Name: Cart Daikeler

Title: Chief Executive Officer

OPENFIT, LLC

By: /s/ Carl Daikeler

Name: Cart Daikeler

Title: Chief Executive Officer

LADDER, LLC

By: /s/ Carl Daikeler

Name: Cart Daikeler

Title: Chief Executive Officer

MYX FITNESS, LLC

By: /s/ Carl Daikeler

Name: Cart Daikeler

Title: Chief Executive Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

GUARANTORS:

TEAM BEACHBODY CANADA LIMITED PARTNERSHIP, a British Columbia limited partnership, by its general partner, TEAM BEACHBODY CANADA LTD.

By: /s/ Jonathan Gelfand

Name: Jonathan Gelfand

Title: General Counsel and Corporate Secretary

TEAM BEACHBODY CANADA LTD., a British Columbia company

By: /s/ Jonathan Gelfand

Name: Jonathan Gelfand

Title: General Counsel and Corporate Secretary

OPENFIT CANADA, INC., a British Columbia company

By: /s/ Jonathan Gelfand

Name: Jonathan Gelfand

Title: General Counsel and Corporate Secretary

[Signature Page to Amendment No. 2 to Credit Agreement]

AGENT AND A LENDER: TIGER FINANCE, LLC By: /s/ Jason Shanahan Name: Jason Shanahan Title: Managing Director

[Signature Page to Amendment No. 2 to Credit Agreement]

LENDER: SG CREDIT PARTNERS, INC. By: /s/ Marc Cole Name: Marc Cole Title: Chief Executive Officer

[Signature Page to Amendment No. 2 to Credit Agreement]